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                                  EXHIBIT 99.1

                             JOINT FILING AGREEMENT


        We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Dated: February 11, 2000.

                                       VULCAN VENTURES INCORPORATED



                                       By: /s/ William D. Savoy
                                           -------------------------------------
                                           William D. Savoy, Vice President


                                                             *
                                           -------------------------------------
                                           Paul G. Allen

                                       *By: /s/ William D. Savoy
                                            ------------------------------------
                                            William D. Savoy as Attorney-in Fact
                                            for Paul G. Allen pursuant to a
                                            Power of Attorney filed on August
                                            30, 1999, with the Schedule 13G of
                                            Vulcan Ventures Incorporated and
                                            Paul G. Allen for Pathogenesis, Inc.
                                            and incorporated herein by
                                            reference.